DATED THIS 9th DAY OF            June 2006

BETWEEN

PT MEDIKA JASA UTAMA
(PURCHASER)

AND

MAJOR RICH LIMITED
(VENDOR)

_______________________________________________

SALE AND PURCHASE OF SHARES
AGREEMENT

_______________________________________________

RODYK & DAVIDSON
80 Raffles Place, #33-00
UOB Plaza 1
Singapore 048624

Telephone: +65 6225 2626
Facsimile: +65 6225 1838
www.rodyk.com

SALE AND PURCHASE OF SHARES AGREEMENT

This Sale and Purchase of Shares Agreement (hereinafter referred as “Agreement”) made and entered into the 9th day of June 2006, by and between:

1.	MAJOR RICH LIMITED, a corporation established under the laws of Hong Kong, with its principal address at 3/F., No.9 Chiu Lung Street, Central, Hong Kong, and in this matter represented by Mr James E. Lara, in his capacity as its Director (hereinafter referred as the “Vendor”).

2.	PT MEDIKA JASA UTAMA, a limited liability company established under the laws of the Republic of Indonesia, domiciled in Jakarta — Indonesia, having its principal office at Jalan Anggrek Cendrawasih VIIIA/5 – Kelurahan Kemanggisan, Jakarta 11480 — Indonesia and in this matter represented by Mr Rama T. Muskita, in his capacity as its President (hereinafter referred as the “Purchaser”).

(Hereinafter referred to individually as the “Vendor or Purchaser” and collectively as the “Parties”.)

RECITALS:

A.	WHEREAS, the Vendor is the legal and beneficial owner of the Sale Shares;

B.	WHEREAS, the Vendor now wishes to sell and the Purchaser wishes to purchase the Sale Shares, with the consideration and the terms and conditions set out in this Agreement;

NOW THEREFORE, the Parties have agreed to enter into this Agreement under the terms and conditions as set out herein:

1.	Definitions and Interpretation

Definitions

1.1	In this Agreement, unless the context otherwise requires:

(a)	“Approval Documentation” means evidence reasonably satisfactory to the Purchaser that Vendor’s execution, delivery and performance of this Agreement, including the sale and purchase of the Sale Shares under this Agreement, has been duly authorized by Vendors’ board of directors.

(b)	“Business Day” means a day that is not a Saturday, Sunday or a public holiday or bank holiday in Singapore.

(c)	“Claim” means any claim, cost, damages, debt, expense, tax, goods and services (value added) or similar tax, any related interest, expense, fine, penalty or other charge on any tax, goods and services (value added) or similar tax, or liability, loss, allegation, suit, action, demand, cause of action or proceeding of any kind provided :

(i)	it is actual ;

(iii)	it is in respect of legal or other costs, damages, expenses, fees or losses;

(iv)	it is in respect of a breach of trust or of a fiduciary or other legal duty or legal obligation; and

(v)	it arises at law .

(d)	“Company” means Global Doctor Limited (Company No. 0698948) incorporated in Hong Kong.

(e)	“Completion” means completion of the sale and purchase of the Sale Shares under this Agreement.

(f)	“Completion Date” means 7th July 2006 or such other date as is agreed by the Parties in writing.

(g)	“MedAire” means MedAire Inc., the address of its Corporate Headquarters being 80 East Rio Salado Parkway Suite 610 Tempe, Arizona 85281 USA

(h)	“Preferred Provider Agreement” means the agreement in the form attached as Annexure 3.

(i)	“PT. Global Doctor” is the company incorporated in Indonesia.

(j) “Purchase Price” means US$162,500/-.

(k)	“Sale Shares” means all of the issued shares in the capital of the Company, as detailed in Annexure 2.

(l)	“Third Party Interest” means any security interest, lease, license, option, voting arrangement, easement, covenant, notation, restriction, interest under any agreement, interest under any trust, or other right, equity, entitlement or other interest of any nature held by a third party.

(m)	“US$” means the lawful currency of the United States of America.

(n)	“Warranties” means the representations and warranties made by the Vendor under clause 5.1 and “Warranty” means any one of them.

Interpretation

1.2	In this Agreement, unless the context otherwise requires:

(a)	a reference:

(i)	to the singular includes the plural and vice versa;

(ii)	to a gender includes all genders;

(iii)	to a document (including this Agreement) is a reference to that document (including any Schedules and Annexures as amended, consolidated, supplemented, novated or replaced;

(iv)	to an agreement includes any deed, agreement or legally enforceable arrangement or understanding whether written or not;

(v)	to parties means the parties to this Agreement and to a party means a party to this Agreement;

(vi)	to a person (including any party) includes:

(aa)	a reference to an individual, company, body corporate, association, partnership, firm, joint venture, trust or government or agency as the case requires; and

(bb)	the person’s successors, permitted assigns, executors and administrators;

(vii)	to a law:

(aa)	includes a reference to any constitutional provision, subordinate legislation, treaty, decree, convention, statute, regulation, rule, ordinance, proclamation, by-law, judgment, rule of common law or equity or rule of any applicable stock exchange;

(bb)	is a reference to that law as amended, consolidated, supplemented or replaced; and

(cc)	is a reference to any regulation, rule, ordinance, proclamation, by-law or judgment made under that law;

(viii)	to proceedings includes litigation, arbitration and investigation;

(ix)	to a judgment includes an order, injunction, decree, determination or award of any court or tribunal;

(x)	to time is a reference to Singapore time.

(b)	headings are for a convenience only and are ignored in interpreting this Agreement;

(c)	a warranty, representation, covenant, or obligation given or entered into by more than one person binds them jointly and severally;

(d)	if a period of time is specified and dates from, after or before, a given day or the day of an act or event, it is to be calculated exclusive of that day;

(e)	the word “including” or “includes” means “including but not limited to” or “including without limitation”;

(f)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning; and

(g)	this Agreement must not be construed adversely to a party solely because that party was responsible for preparing it.

2.	Sale and Transfer of Sale Shares

The Vendor hereby agrees to sell and transfer all of its rights, title and interest in and to the Sale Shares to the Purchaser and the Purchaser hereby agrees to purchase and accept transfer of the Sale Shares, and pay the Purchase Price to Vendor.

3.	Completion and Payments

Date and place of Completion

3.1	Completion must take place in Singapore on the Completion Date at such place as may be agreed by the Parties, or at such other place as the Parties may agree.

Obligations of the Parties on Completion

3.2	At Completion:

(a)	Rights and Obligations of the Vendor

(i)	The Vendor to have received the Purchase Price from the Purchaser by means of transfer to the bank account of the Vendor’s solicitors, Messrs RODYK & DAVIDSON in Singapore, who have for this purpose been appointed as the agreed escrow agent in Singapore, as evidence by receipt or transfer note or other confirmation from such bank as accepted by the Vendor.

(ii)	transfers of the Sale Shares duly executed by the registered holder in favour of the Purchaser accompanied by the relevant share certificate(s) or a statutory declaration or certificate of Lost Certificate Representation;

(iii)	the executed resignation of Mr James E. Lara as a Director of the Company effective from the close of the meeting referred to in clause 3.2(a)(vi), and the executed resignation of Mr James E. Lara and Miss Michelle Hanson as members of the Board of Commissioners of PT Global Doctor, effective from the Completion Date;

(iv)	a counterpart of the Preferred Provider Agreement duly executed by the Vendor (or its designee);

(v)	Vendor to provide a legal opinion on the legal status of the Vendor; and

(vi)	cause a meeting of the directors of the Company to be held and to obtain at that meeting:

(aa)	approval for registration of the transfers of the Sale Shares subject to payment of any stamp duty;

(bb)	the appointment of Barayani Muskita who the Purchaser nominates, and who has consented or will consent in writing to act, as director of the Company; and

(vi)	(cc) the resignation of Mr. James E. Lara as director of the Company.

(b)	Rights and Obligations of the Purchaser:-

(i)	the Purchaser shall have paid the Purchase Price to the Vendor; and

(ii)	to deliver to the Vendor a counterpart of the Preferred Provider Agreement duly executed by the Purchaser.

4.	Condition Precedent

Prior to Completion, the Vendor shall fulfill (unless waived by the Purchaser) the following condition precedent:

(a)	Currently there is an intercompany loan of US$826,800.54 due from PT Global Doctor in Indonesia to Global Doctor Services. The final amount of this loan will be assigned by Global Doctor Services to the Company..

5. Warranties

Warranties

5.1	The Vendor represents and warrants to the Purchaser that each statement contained in Annexure 1 is now and will at Completion be true, accurate and not misleading in all material respects.

5.2	Each Warranty is separate and independent and other than as expressly provided is not limited by reference to any other Warranty or provision of this Agreement.

No reliance and waiver by Purchaser

5.3	The Purchaser acknowledges and agrees that:

(a)	in purchasing the Sales Shares, except for the Warranties, it has not relied on any information, representations, warranties, terms, conditions or statements (whether express, implied, written, oral, collateral, statutory or otherwise) concerning the Company (collectively Statements) and all such Statements are excluded to the maximum extent permitted by law; and

(b)	it will not make, and waives any right it may have to make, any Claim against Vendor or any of its representatives under any applicable laws or any US law (including without limitation any US securities law or Nevada corporations law), for any Statement made in relation to this Agreement or the transactions contemplated by it.

Time Limit for Claims

5.4	Any liability of the Vendor under the Warranties will cease 12 months after Completion, except for matters which have been the subject of a bona fide and substantiated written claim made by the Purchaser to the Vendor before the expiry of the 12-month period and for which legal proceedings are commenced either in a Court of competent jurisdiction in Singapore (governing law of this Agreement) or Hong Kong (place of incorporation of the Company) within that 12-month period.

Minimum limit on Claims

5.5	The Vendor will not be liable to the Purchaser for any Claim with respect to a matter unless the amount of the Claim exceeds US$3,000, in which case the Vendor will only be liable for the excess over US$3,000.

5.6	The Vendor’s maximum liability to the Purchaser howsoever arising, including for all breaches of this Agreement (including, without limitation, liability in relation to a Warranty), is US$50,000.

Third Party Recovery

5.7	If the Purchaser or the Company is entitled to recover any sums (whether by payment, discount, credit or otherwise) from any third party in relation to any matter about which a Claim could be made against the Vendor by the Purchaser, the Vendor is not liable to the Purchaser for that Claim unless:

(a)	the Purchaser makes or causes the Company to make a demand against that third party and diligently pursues that demand to obtain an appropriate remedy for that demand before making any Claim, and any sum recovered will reduce the amount of that Claim; and

(b)	the Purchaser assigns to the Vendor the benefit of any debts, claims or other choses-in-action for which and to the extent that the Vendor has satisfied a Claim by the Purchaser against the Vendors.

Right to Reimbursement

5.8	The Purchaser must reimburse to the Vendor an amount equal to any sum paid by the Vendor about any Claim which is subsequently recovered by or paid to the Purchaser by any third party (including any insurer).

Survival

5.9 Clauses 5.3 to 5.8 will survive any termination of this Agreement

6. Post-Completion Obligations

Management of MedAire’s clients after Completion

6.1	The parties agree to working together in good faith to continue after Completion to coordinate the management of those of the MedAire’s clients which as at Completion have operations in Indonesia.

Access to information and assistance

6.2	The Purchaser undertakes to provide the Vendor with access to and copies of any of the book and records which the Vendor requires for legal, auditing or tax purposes, and to provide the Vendor with such information and assistance as the Vendor or its auditor reasonably requires to comply with any legal or reporting obligations, including any tax filings, or to complete the calendar year in which Completion occurs.

7	Disclosures and Announcements
Provisions to remain confidential

7.1	A party must not disclose or announce to any person the negotiations leading to this Agreement or the provisions of this Agreement except:

(a)	to those of its employees, officers, professional or financial advisers and bankers as the party reasonably thinks necessary but only on a strictly confidential basis; and

(b)	if disclosure is required by law: The parties acknowledge that Vendor intends to file a copy of this Agreement with the U.S. Securities and Exchange Commission and the Australian Stock Exchange.

Survival of obligations

7.2	This clause 7 will survive any termination of this Agreement.

8	Notices

Requirements

8.1	All notices must be in legible writing and in English, and addressed to the recipient at the address or facsimile number set out below or to such other address or facsimile number as that party may notify to the other party:

To the Vendor:
Address:
C/o 80 East Rio Salado Parkway, Suite 610, Tempe, Arizona 85281, USA
Attention: Mr James E. Lara
Facsimile no: 480 333 3831

To the Purchaser:
Address:
Jalan Pattimura 15 – Jakarta 12110 — Indonesia
Attention:
Rama T. Muskita
Facsimile no: +62-21-72800918
Receipt

8.2	Without limiting any other means by which a party may be able to prove that a notice has been received by another party, a notice will be deemed to be duly received:

(a)	if sent by hand when left at the address of the recipient;

(b)	if sent by pre-paid post, 10 days (if posted from one country to another) after the date of posting; or

(c)	if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the whole facsimile was sent to the recipient’s facsimile number;

but if a notice is served by hand, or is received by the recipient’s facsimile on a day which is not a Business Day, or after 5.00 pm on a Business Day, recipient’s local time, the notice is deemed to be duly received by the recipient at 9.00 am on the first business day after that day.

9. General Provisions

9.1	Each party shall bear its own costs, expenses and taxes which incurred by it in connection with this Agreement.

Invalid or unenforceable provisions

9.2	If a provision of this Agreement is invalid or unenforceable in a jurisdiction:

(a)	it is to be read down or severed in that jurisdiction to the extent of the invalidity or unenforceability; and

(b)	it does not affect the validity or enforceability of:

(i) that provision in another jurisdiction; or

(ii)	the remaining provisions.

Waiver and exercise of rights

9.3	A waiver by a party of a provision or of a right under this Agreement is binding on the party granting the waiver only if it is given in writing and is signed by the party or an officer of the party granting the waiver.

9.4	A waiver is effective only in the specific instance and for the specific purpose for which it is given.

9.5	A single or partial exercise of a right by a party does not preclude another or further exercise of that right or the exercise of another right.

9.6	Failure by a party to exercise or delay in exercising a right does not prevent its exercise or operate as a waiver.

Amendment

9.7	This Agreement may be amended only by a document signed by both parties.

Counterparts

9.8	This Agreement may be signed in counterparts and all counterparts taken together constitute one document.

Further assurances

9.9	Each party must, at its expense, whenever requested by the other party, promptly do or arrange for others to do everything reasonably necessary to give full effect to this Agreement and the transactions contemplated by this Agreement.

Assignment

9.10	A party must not transfer, assign, create an interest in or deal in any other way with any of its rights under this Agreement without the prior written consent of the other party.

Entire agreement

9.11	This Agreement together with the other related documents constitutes a complete and exclusive statement of the terms of the sale and purchase of the Sale Shares. However, if there is any discrepancies or differences in the provisions of this Agreement and the other related documents, including without limitation, the differences in interpretation, then the provisions of this Agreement shall prevail. This Agreement shall be made in two (2) copies and each copy has equal legal effect

Jurisdiction

9.12	Each party irrevocably and unconditionally:

(a)	submits to the non-exclusive jurisdiction of the courts of Singapore; and

(b)	waives any claim or objection based on absence of jurisdiction or inconvenient forum,

Governing law

9.13	This Agreement is governed by and construed in accordance with the laws of the Republic of Singapore.

10. Intellectual Property

10.1	The Purchaser acknowledges and agrees that all trademarks, service marks, trade names, trade dress and other intellectual property used by MedAire, the MedAire group of companies and/or their respective affiliates, and “MedAire”, are proprietary to the MedAire, the MedAire group of companies and/or their respective affililates, and the Purchaser shall not use any or all of them in whatsoever manner, except as provided in clause 10.2 below.

10.2	Subject to Completion, the Purchaser shall have the right to use the “Global Doctor” name exclusively in Indonesia. The Purchaser shall, and shall procure that the Company shall, use such reference in the form and manner, and with appropriate legends, as prescribed from time to time by MedAire, the MedAire group of companies and/or their respective affiliates.

The Vendor shall procure that MedAire shall also allow the Company to use the phrase: “A MedAire Affiliated Company”. The Company shall use such reference in the form and manner, and with appropriate legends, as prescribed from time to time by MedAire. The Company shall not use such reference in connection with any other trademarks, service marks or logos or tradenames without the approval of MedAire. Any use of such reference or of statements that imply endorsement, affiliation, certification or other relationship – where none exists – are strictly prohibited. MedAire may terminate Company’s right to use such reference if any use thereof is in a manner not approved by MedAire or not in accordance with MedAire’s guidelines for use or is in any way disparaging, diluting or adversely affecting the goodname or validity of MedAire’s trademarks. The right by Company to use such reference shall automatically terminate upon the termination or expiration of this Agreement.

10.3	The Purchaser shall have no time limitation on the right to use the “GLOBAL DOCTOR” name exclusively in Indonesia, and the use of the name as mentioned in article 10.2 above can be implemented by the Purchaser in any business, products, services, brands, and others.

10.4	The Vendor will transfer its ownership of the name “GLOBAL DOCTOR” to the Purchaser for use in Indonesia, and if necessary ,such transfer of ownership will be made by the Parties in separate agreement..

10.5	If necessary, the parties agree to work together to execute any legal documentation regarding the transfer of ownership of the name “GLOBAL DOCTOR” to the Purchaser.

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

Signed by Mr James E. Lara for and on behalf of
The Vendor / MAJOR RICH LIMITED
by its duly authorized representative
in the presence of:

_/s/ S. Sivanesan Signature of witness	/s/ James E. Lara Signature of authorized representative

Signed by Mr Rama T. Muskita for and on behalf of

The Purchaser / PT MEDIKA JASA UTAMA by its duly authorized representative in the presence of:

_/s/ S. Sivanesan Signature of witness	_/s/ Rama T. Muskita Signature of authorized representative

Annexure 1

Representations and Warranties of The Vendor

Incorporation

1.1	The Vendor represents and warrants to the Purchaser, as of the date of this Agreement and as of the Completion Date, as follows:

(a) Corporate Existence

The Vendor is a limited liability company established under and by virtue of the laws of Hong Kong and domiciled in Hong Kong and has obtained all the necessary approval, licenses and every registration required by the applicable laws in the country where the Vendor domiciles to carry out its business and specially in this case, without limitation, the execution of this Agreement and other related documents.

(b) Due Authorization, Execution and Delivery; Enforceability

(i)	The Vendor has the requisite power and authority to execute and deliver this Agreement, to perform the Vendor’s obligations under this Agreement and all other documents envisaged hereunder and to consummate the transaction documents to be performed by the Vendor hereby.

(ii)	The execution and delivery of, and the performance by the Vendor of its obligations under, this Agreement will not:

(aa)	result in a breach of any provision of its memorandum or articles of association; or

(bb)	result in a breach of or give any third party a right to terminate or modify, or result in the creation of any encumbrance under any agreement, license or other instrument or result in a breach of any order, judgment or decree of any court, governmental agency or regulatory body to which it is a party or by which it or any of its assets is bound.

(cc)	The Vendor agrees, represents and warrants that the Purchaser shall not be liable for any claims that may arise in connection with the sale of Sale Shares from any third parties or whatsoever.

(dd)	The Vendor declares that there are no actions, suits or proceedings pending or, threatened, against or affecting Vendor before any court or administrative body or arbitral tribunal that might materially adversely affect the ability of Vendor to meet and carry out its obligations under this Agreement.

Sale Shares

1.2	The Vendor represents and warrants to the Purchaser that it is the legal and beneficial owner of the sale Shares and it is duly authorized to sell and transfer of the Sale Shares to the Purchaser free from all charges, liens and encumbrances.

1.3	The Sale Shares are fully paid and are all of the issued shares in the capital of the Company.

Annexure 2

The Vendor and the Sale Shares

Company	Number (and %) of shares held by Vendor	Class of share

Global Doctor Ltd, Hong Kong	2 shares of HKD 1.00 each (100%)	Ordinary

Annexure 3

Preferred Provider Agreement

THIS Agreement is dated 7th July, 2006 (the “Effective Date”) between PT Medika Jasa Utama (“COMPANY”), a Indonesian Limited Corporation, with its primary address at Jalan Anggrek Cendrawasih VIIIA/5 – Kel. Kemanggisan, Jakarta Barat 11480 — Indonesia and MedAire, Inc. a Nevada corporation located at 80 Eest Rio Salado Parkway, Suite 610, Tempe, AZ 85281 USA (“MedAire”). COMPANY and MedAire are referred to herein as “the Parties.”

A. RECITALS.

1.0	MedAire owns and operates, among other things, a medical emergency advisory service (“MedLink”) for various medical events, such as medical emergencies.

2.0	COMPANY owns and operates medical clinics in Indonesia (“Global Doctor”).

3.0	Both Parties desire to utilize each others services exclusively.

4.0	Both Parties are willing to provide services under the conditions described in this Agreement.

5.0	For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties enter into this Agreement and shall be bound by its terms.

B. AGREEMENT.

1.0	Term. The initial term of this Agreement shall commence on the Effective Date and shall continue for five year(s) (the “Initial Term”). Thereafter, this Agreement shall continue automatically for successive one (1) year periods, subject to the adjustment of fees pursuant to Section 6 below .

2.0	Exclusivity. Both Parties hereby agree to exclusively utilize each other for all emergency medical services.

3.0	MedAire Responsibilities.

3.1. MedAire’s MedLink service will be available twenty-four (24) hours per day, seven (7) days per week, to answer calls from COMPANY. As part of the MedLink service, MedAire will provide 24-hour access via telephone or radio to a physician for consultation related to medical events. If MedAire records calls by COMPANY for MedLink services the recordings shall be saved for one hundred twenty (120) days after the date of the call.

3.2.	MedAire personnel will assist in training and orientation of COMPANY personnel on access and utilization of the MedLink services. For any such training or orientation, the parties will mutually agree upon (a) the date, place, duration time and scope of, and (b) any costs, such as for personnel, materials, travel, lodging, or meals to be paid by COMPANY.

4.0	COMPANY Responsibilities. COMPANY shall not offer or agree to incur or assume any obligations or commitments in the name of MedAire or for MedAire without MedAire’s prior written approval.

EXTRAORDINARY CASE WHERE COMPANY MAY UTILIZE ALTERNATIVE SERVICES.

Notwithstanding any provision of this Agreement to the contrary, COMPANY may utilize the services of an alternative vendor or supplier in the case where (a) MedAire has shown a pattern in the course of this Agreement where it has not provided acceptable products and/or services, (b) COMPANY has notified MedAire of this fact in writing in accordance with the notice provisions set out below at each point during the process by which MedAire has demonstrated the pattern set out in subsection a below, and (c) COMPANY has a good faith basis to believe that MedAire will be unable to perform the service or provide the product in an acceptable manner and COMPANY has a good faith basis to believe that MedAire’s failure to do so will cause irreparable injury to COMPANY. Nothing herein shall permit COMPANY to terminate this entire Agreement under the provisions of this subparagraph.

5.0	Compensation. As compensation for Services rendered, both Parties agree to compensate each other for expenses incurred and billed.

6.0	Payments. Both Parties shall invoice each other for services rendered on a monthly basis. Invoices shall be payable within thirty (30) days of issue. All said invoices shall be sent to the attention of:

As to MedAire:

Contact:	Michelle Hanson

Title:	CFO, MedAire, Inc.

As to COMPANYR

Contact:	TB Yudi Yuniardi

Title:	Director of Finance

PT Medika Jasa Utama

7.0	Late Fees. If invoiced amounts are not paid on or before the due date, both PARTIES shall pay all sums due plus a late charge equal to one and a half percent (1 1/2%) per calendar month, or part thereof, of such sums due until fully paid.

8.0	Notices. All payments, notices, demands and other communications of any kind required by this Agreement to be in writing shall be made by delivering a copy thereof to the other party or by facsimile transmission or mailing a copy thereof by registered or certified mail, postage prepaid, with return receipt requested to the mailing address set forth in this Agreement. Said payment, notice, demand or other communication will be effective upon receipt. Receipt shall be deemed to occur upon the earlier of actual receipt or two (2) days after such copy is properly mailed in accordance with the provisions hereof. Notices shall be addressed as follows:

To:	PT Medika Jasa Utama :	Rama T. Muskita

President Director

Jalan Anggrek Cendrawasih VIIIA/5 – Kel. Kemanggisan

Jakarta Barat 11480

Indonesia

To:	MedAire:	James E. Lara
President & Chief Operating Officer
MedAire, Inc.
80 E. Rio Salado Parkway, Suite 610
Tempe, AZ 85281

9.0	Proprietary Information. Proprietary Information means all information, including, but not limited to, business or technical information, quotations, designs, concepts, requirements, documents, specifications, schematics, prototypes, software, components, customer lists, patient names and information, training information, business methods, hospital names and ratings, disclosed in any manner, whether orally, in written or electronic form, to the PARTIES.

9.1	Limited Distribution. A party receiving Proprietary Information (hereinafter, “Receiving Party”) will limit access to Proprietary Information it receives to its employees who (a) have a need to know the Proprietary Information for the purposes set forth in this Agreement, and (b) have executed a written confidentiality agreement with provisions at least as strict as those contained herein regarding the use and disclosure of Proprietary Information. A Receiving Party will copy Proprietary Information only as reasonably necessary for it to complete the purposes of this Agreement. In the event that a Receiving Party intends to disclose the Proprietary Information to a third party, the Proprietary Information shall be disclosed (i) only after obtaining written authorization from the party who disclosed the Proprietary Information (hereinafter, “Disclosing Party”), and (ii) only if said third party has executed a written confidentiality agreement with provisions at least as restrictive as those contained herein regarding the use and disclosure of Proprietary Information.

9.2	Limitations on Use or Disclosure. A Receiving Party will hold Proprietary Information in confidence in accordance with this Agreement. A Receiving Party may use Proprietary Information only for the purposes set forth in this Agreement. A Receiving Party will not disclose Proprietary Information to any person or entity except as set forth in this Agreement.

9.3	Duty of Care. A Receiving Party will satisfy its obligations to protect Proprietary Information from misuse or unauthorized disclosure by exercising reasonable care. Such care will include protecting Proprietary Information using those practices required by law to maintain the Proprietary Information as a trade secret.

9.4	Exceptions to Duty. This Agreement does not restrict disclosure or use of information that would otherwise qualify as Proprietary Information if the Receiving Party can show that any one of the following conditions exists.

(a)	The Receiving Party knew (as can be shown by documentary evidence predating the date of the first original signature to this original Agreement) the information prior to disclosure by the Disclosing Party and held it without restriction as to further disclosure.

(b)	Another source disclosed the information to the Receiving Party without breaching obligations of confidentiality and did not restrict the Receiving Party in its further use or disclosure.

(c)	The information was already in the public domain when the Disclosing Party disclosed it to the Receiving Party, or entered the public domain after the Disclosing Party disclosed it under this Agreement, but through no fault of the Receiving Party.

(d)	Public disclosure is required by government regulation or order. In such case the Receiving Party shall publicly disclose the minimum amount of Proprietary Information of the Disclosing Party necessary to comply with the regulation or order.

9.5	Return or Destroy. A Receiving Party will, upon written request of the Disclosing Party (1) destroy all received Proprietary Information, including copies, then in its possession or control, or (2) return all such Proprietary Information and copies to the Disclosing Party.

10.0	Disclaimer of License Proprietary Information is and remains the property of the Disclosing Party. The Receiving Party does not receive any right or license under any patents, copyright, trade secrets, or the like of the Disclosing Party, except as reasonably necessary to carry out the objectives of this Agreement.

11.0	Disclaimer of Warranty. Neither party warrants that a Receiving Party’s use of information it receives under this Agreement will be free from claims by nonparties for infringement or misappropriation of intellectual property rights. A Disclosing Party does not warrant that any information it discloses is complete, accurate, or free from defects.

12.0	Trademark and Service Mark Usage. Neither party shall use the other party’s trademarks, trade names, or service marks without prior written consent of the other party save that COMPANY shall be allowed to use the ‘Global Doctor’ name exclusively in Indonesia. MedAire shall also allow the Company to use the phrase:

“A MedAire Affiliated Company”

Company shall use such reference in the form and manner, and with appropriate legends, as prescribed from time to time by MedAire. The Company shall not use such reference in connection with any other trademarks, service marks or logos or tradenames without the approval of MedAire. Any use of such reference or of statements that imply endorsement, affiliation, certification or other relationship — where none exists — are strictly prohibited. MedAire may terminate COMPANY’s right to use such reference if any use thereof is in a manner not approved by MedAire or not in accordance with MedAire’s guidelines for use or is in any way disparaging, diluting or adversely affecting the goodname or validity of MedAire’s trademarks. The right by COMPANY to use such reference shall automatically terminate upon the termination or expiration of this Agreement.

13.0	Noncompete. COMPANY agrees not to compete with MedAire by supplying or providing, or assisting another to supply or provide medical services or equipment for use on (i) airplanes, (ii) boats, or (iii) common carriers of any type.. MedAire agrees not to compete with COMPANY in Indonesia by providing air transportation services, medical evacuation services or establishing medical clinics. The parties acknowledge that this provision was bargained for, is supported by adequate consideration (part of which is the disclosure of MedAire Proprietary Information), and is reasonable as to its scope (worldwide) and duration (the term of this Agreement and two years thereafter).

14.0	Termination. If either party fails or refuses to perform the material terms and conditions of this Agreement and fails to adequately correct such neglect or failure within thirty (30) days after written notice thereof, this Agreement shall terminate immediately and automatically, without further notice, upon the expiration of such thirty (30) day period. Such written notice shall set forth the nature of alleged neglect or failure in the performance of the terms of this Agreement and shall designate the specific Section(s) herein that relate to the alleged neglect or failure. The sections of this Agreement that shall survive termination are Proprietary Information, Trademark and Service Mark usage, Noncompete and Choice of Law and Forum.

15.0	Choice of Law and Forum. The substantive laws of the United States and the state of Arizona, without reference to its conflicts of laws rules, shall govern this Agreement. The state and federal courts of Arizona shall have exclusive jurisdiction over any dispute involving the formation, interpretation or enforcement of this Agreement and each party hereby consents to personal jurisdiction in the state and federal courts of Arizona, County of Maricopa with respect to any such dispute.

16.0	Severance. In the event a court of competent jurisdiction finds any provision herein illegal or unenforceable, the illegal or unenforceable provision shall be enforced to the greatest extent allowed by law in accordance with the parties’ intent as reflected by this Agreement. If any provision herein is found to be illegal or unenforceable, it shall not affect the enforceability of the remaining provisions of this Agreement.

17.0	Integration. This Agreement contains the entire understanding of the parties with respect to the subject matter contained herein and supersedes all other writings and oral agreements.

18.0	Assignment. This Agreement may not be assigned, including any assignment to any entity that assumes all or substantially all of the stock, assets or control of a party, by either party without written authorization from the other party.

19.0	Nature of Agreement. The parties hereby agree that the terms of this Agreement have been negotiated and agreed based on the particular circumstances of COMPANY and that any assignment of this Agreement to a different COMPANY would substantially alter the character of MedAire’s obligations hereunder. The parties hereby agree that this Agreement should be deemed to be a “personal services contract” for purposes of applicable bankruptcy law.

20.0	Conflicts. If for any reason COMPANY, or any of its successors or assigns, at any time is a party to two or more separate agreements with MedAire, by virtue of merger, acquisition, assignment in bankruptcy or otherwise, MedAire shall have the right to terminate any of such agreements in its sole discretion by providing 30 days notice to COMPANY.

21.0	Relationship of the Parties. The parties are independent contractors. Each will bear all costs and expenses it incurs in connection with this Agreement. Neither party has the authority to bind the other to any third party commitments. MedAire and its employees are not to be considered employees of COMPANY for any purpose, nor are COMPANY’s employees to be considered employees of MedAire. The parties further agree that MedAire’s service, including its MedLink services, are advisory in nature and that all decisions concerning medical consultations with MedLink by the Company’s physicians shall remain the responsibility of the COMPANY. The COMPANY and MedAire agree to protect the physician/patient relationship and patient confidentiality as required by applicable laws and agree that neither will publicly disclose the identity of any passenger/patient, absent valid, legal authority for such disclosure, or a reasonable belief that there is medical necessity for the disclosure.

22.0	Records. All records maintained by COMPANY and MedAire concerning MedLink services to be performed under this Agreement shall be the property of the holder thereof, but each party shall be entitled to a full copy of the other party’s records upon written request, provided no violation of patient confidentiality or ethical standards is involved. This paragraph does not apply to attorney/client communications or work product, which shall remain confidential and privileged. Unless another time is provided for herein or is required by law, all records created by each party in connection with this Agreement shall be maintained for a minimum period of the Term of this Agreement plus six months.

23.0	Representations and Warranties.

23.1	MedAire represents and warrants that the individual signing this Agreement is duly authorized on behalf of MedAire to execute this agreement and bind MedAire to the obligations herein.

23.2	COMPANY represents and warrants that the person signing this Agreement on behalf of COMPANY is duly authorized to execute this Agreement and bind COMPANY to the obligations herein.

24.0	Indemnification.

24.1	In the event of an unauthorized disclosure of Proprietary Information by a Receiving Party, employee of a Receiving Party or third party to whom the Receiving Party disclosed Proprietary Information, the Receiving Party shall (a) indemnify the Disclosing Party for any monetary damages due to the unauthorized disclosure, and (b) pay the Receiving Party’s reasonable legal fees associated with obtaining an injunction and/or monetary damages caused by the unauthorized disclosure.

24.2 COMPANY shall indemnify and hold harmless MedAire against all actions, claims and demands whatsoever, including costs, expenses and attorney’s fees resulting from or claimed to have resulted from any alleged intentional or negligent acts or omissions of COMPANY or its employees under this Agreement, including actions not in conformance with, or without, the direction of MedAire.
24.3 MedAire shall indemnify and hold harmless COMPANY against all actions, claims and demands whatsoever, including costs, expenses and attorney’s fees resulting from or claimed to have resulted from any gross negligence or intentional acts or omission of its employees, or COMPANY’s employees when acting upon the specific direction of MedAire under this Agreement at the time of the event or occurrence upon which such actions, claims or demands are based.

24.4 Where both MedAire and COMPANY, or their respective employees, agents or representatives participated in the liability causing event, each party shall contribute to the common liability a pro rata share based upon its relative degree of fault as established by compromise, arbitration or litigation.

25.0	Liability. Neither party will be liable for any incidental, special, punitive, indirect or consequential damages, business interruption or lost profits under any contract, tort (including negligence), strict liability, breach of warranty, or other legal or equitable theory, even if either party has been advised of the possibility of such damages. In no event shall either party’s cumulative liability to the other party exceed the amount contracted for under this Agreement.

26.0 General Provisions.

26.1	Any modification to this Agreement must be in a writing executed by the parties.

26.2	The marginal headings appearing herein are for convenience only and are not part of this Agreement, nor do they limit or amplify any terms or provisions hereof.

26.3	In the event of any legal action or proceeding brought by either party hereto against the other arising out of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney’s fees costs incurred in such legal proceeding.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first written above.

PT MEDIKA JASA UTAMA	MEDAIRE, INC.

BY:	BY:

ITS:     ITS: